Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-188364
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 26, 2013)


     The Selling Shareholders section in the Company's Prospectus is amended as follows:

Selling Shareholder removed:
                                                       Shares Issuable Upon
      Name                                      Exercise of Series C Warrants
      ----                                      -----------------------------

      Robert F. McCullough, Jr.                           75,000

Selling Shareholder added:


                                     Shares Issuable                      Share     Percentage
                                      Upon Exercise     Shares to      Ownership    Ownership
Name of Selling           Shares       of Series        be sold in       After        After
 Shareholder              Owned        C Warrants      this Offering    Offering     Offering
--------------            ------     --------------    -------------    ---------    ----------


Moreland Properties, LLC     --             75,000         75,000           --              --
Radha Freese                                 2,750          2,750


Changes to existing shareholders:


                                     Shares Issuable                      Share     Percentage
                                      Upon Exercise     Shares to      Ownership    Ownership
Name of Selling           Shares       of Series        be sold in       After        After
 Shareholder              Owned        C Warrants      this Offering    Offering     Offering
--------------            ------     --------------    -------------    ---------    ----------

Michael Barrish              --             25,000         25,000           --              --
Warberg WF III LP            --             50,000         50,000           --              --
Lighthouse Capital Ltd                      32,000         32,000


Controlling Persons

The following are the controlling persons of the non-individual Selling Shareholder which has been added:

      Name of Shareholder                       Controlling Persons
      -------------------                       -------------------

      Warberg WF III LP                         Daniel Warsh, Johnathan Blumberg
      Moreland Properties, LLC                  William D. Moreland
      Lighthouse Capital Ltd                    Carl Caserta